Exhibit 99.2

Investor Contact: Arthur Shannon arthur.shannon@bauschhealth.com (514) 856-3855 (877) 281-6642 (toll free)	Media Contact: Lainie Keller lainie.keller@bauschhealth.com (908) 927-0617

BAUSCH HEALTH ANNOUNCES EARLY TENDER RESULTS AND EARLY SETTLEMENT DATE FOR

CASH TENDER OFFER AND CONSENT SOLICITATION FOR ANY AND

ALL OF ITS 7.500% SENIOR NOTES DUE 2021

LAVAL, QUEBEC, Nov. 21, 2018 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health,” the “Company” or the “Offeror”) announced today the results to date of its pending cash tender offer (the “Tender Offer”), to purchase any and all of its outstanding 7.500% Senior Notes due 2021 (the “Notes”), as well as the anticipated early settlement date for the Tender Offer on Nov. 27, 2018 (the “Early Settlement Date”).

In conjunction with the Tender Offer, the Company also commenced a solicitation of consents (the “Solicitation”) to certain proposed amendments to the indenture governing the Notes to eliminate substantially all of the restrictive covenants and events of default and related provisions contained in the indenture (the “Proposed Amendments”). The terms and conditions of the Tender Offer and the Solicitation are described in an Offer to Purchase and Consent Solicitation Statement dated Nov. 7, 2018 (the “Statement”) and the related Letter of Transmittal and Consent. All terms and conditions of the Tender Offer and the Solicitation remain unchanged as set forth in the Statement.

The following table sets forth the aggregate principal amount of Notes and related Consents that were tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on Nov. 21, 2018 (the “Withdrawal Deadline”) and the aggregate principal amount of Notes expected to be accepted for purchase on the Early Settlement Date.

Issuer	Series of Notes	144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Aggregate Principal Amount Outstanding Prior to the Tender Offer	Aggregate Principal Amount of Notes Tendered	Total Consideration[1]
Bausch Health Companies Inc.	7.500% Senior Notes Due 2021	92912EAA1 / US92912EAA10	C96715AA2 / USC96715AA29	$1,500,000,000	$1,482,552,000	$1,022.50

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Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the Tender Offer (exclusive of any Accrued Interest, which will be paid by the Offeror in addition to the Total Consideration to, but not including, the Early Settlement Date).

As of the Withdrawal Deadline, the aggregate principal amount of Notes and related Consents validly tendered and not validly withdrawn is $1,482,552,000. The Offeror expects to accept for purchase all of the Notes and related Consents validly tendered prior to the Withdrawal Deadline, subject to the satisfaction of the conditions to such Tender Offer. The Offeror expects that the conditions to the Tender Offer and Solicitation, including the Financing Condition, will be satisfied as of the Early Settlement Date.

The total consideration for each $1,000 principal amount of Notes is set forth in the table above (the “Total Consideration”) and is expected to be paid on the Early Settlement Date to the holders of Notes tendered and accepted for purchase as of the Withdrawal Deadline. The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of Notes and related Consents accepted for purchase as of the Withdrawal Deadline. In addition to the Total Consideration, all Holders of Notes accepted for purchase pursuant to the Tender Offer and the Solicitation will also receive accrued and unpaid interest on the Notes from the last interest payment date to, but not including, the Early Settlement Date.

Adoption of the Proposed Amendments requires the consents of the holders of a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”). As of the Withdrawal Deadline, the Company has received the Requisite Consents from holders of the Notes. As a result of receiving the Requisite Consents, the Company entered into a supplemental indenture, dated Nov. 21, 2018, to the indenture governing the Notes effecting the Proposed Amendments which is binding on all remaining holders of the Notes and will become operative on the Early Settlement Date when the Company accepts for purchase all of the Notes validly tendered prior to the Withdrawal Deadline pursuant to, and subject to the conditions set forth in, the Statement and the Letter of Transmittal and Consents.

The Tender Offer remains open and will expire at 11:59 p.m., New York City time, on Dec. 6, 2018 (such date and time, as it may be extended, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. The Offeror expects to purchase any remaining Notes tendered following the Early Settlement Date that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offer and the Solicitation having been either satisfied or waived by the Offeror, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”). The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offer and the Solicitation have been either satisfied or waived by the Offeror at or prior to the Expiration Date and all of the outstanding Notes are not purchased on the Early Settlement Date.

The Tender Offer and the Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Statement, including the completion of the Company’s previously announced incremental term loan facility.

The deadline for holders to validly withdraw tenders of Notes and related Consents has passed. Accordingly, Notes and related Consents that were already tendered at the Withdrawal Deadline and any additional Notes and related Consents that are tendered at or prior to the Expiration Date may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

If, following the consummation of the Tender Offer and the Solicitation, any Notes remain outstanding, the Offeror intends to redeem such Notes in accordance with terms of the Notes and the indenture, dated as of July 12, 2013 (as amended or supplemented), among Bausch Health (as successor to VPII Escrow Corp.), the subsidiaries signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, under which the Notes were issued.

Barclays and J.P. Morgan are acting as the dealer managers and solicitation agents in the Tender Offer and Solicitation. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offer and Solicitation. Persons with questions regarding the Tender Offer and Solicitation should contact Barclays Capital Inc. at (collect)

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(212) 528-7581 or (toll free) (800) 438-3242 and J.P. Morgan Securities LLC at (collect) (212) 834-3260 or (toll free) (866) 834-4666. Requests for copies of the Statement, the related Letter of Transmittal and Consent and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774.

None of the Offeror, its board of directors or officers, the dealer managers and solicitation agents, the depositary, the information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The Tender Offer is made only by the Statement and related Letter of Transmittal and Consent. This news release is not an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offer nor a solicitation of consents with respect to the Notes or any other securities. The Tender Offer and the Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and the Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and the Solicitation will be deemed to be made on behalf of the Offeror by the dealer managers and solicitation agents or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This news release may contain forward-looking statements, including, but not limited to, the Tender Offer, the Solicitation, the details thereof and other expected effects of the Tender Offer or the Solicitation and the proposed incremental term loan facility and the use of proceeds therefrom. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the aggregate amount of notes tendered (which could lead to repurchases of other notes), the successful closing of the incremental term loan facility and risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in Bausch Health’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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